As filed with the Securities and Exchange Commission on June 30, 2026

Registration No. 333-98681

Registration No. 333-130967

Registration No. 333-133101

Registration No. 333-250183

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 3 to Form S-8 Registration Statement No. 333-98681

Post-Effective Amendment No. 2 on Form S-8 to Form S-4 Registration Statement No. 333-130967

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-133101

Post-Effective Amendment No. 2 on Form S-8 to Form S-4 Registration Statement No. 333-250183

UNDER THE

SECURITIES ACT OF 1933

CONOCOPHILLIPS

(Exact name of registrant as specified in its charter)

Delaware	01-0562944
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

925 N. Eldridge Parkway Houston, Texas	77079
(Address of principal executive offices)	(Zip code)

ConocoPhillips Savings Plan;

1990 Stock Plan of Phillips Petroleum Company;

Omnibus Securities Plan of Phillips Petroleum Company;

2002 Omnibus Securities Plan of Phillips Petroleum Company;

Phillips Petroleum Company Stock Plan for Non-Employee Directors;

Incentive Compensation Plan of Phillips Petroleum Company;

1986 Stock Plan of Phillips Petroleum Company;

ConocoPhillips Share Incentive Plan;

ConocoPhillips Overseas Stock Savings Plan;

Employee Share Allocation Scheme of Phillips Petroleum Company United Kingdom Limited;

Conoco Inc. 2001 Global Performance Sharing Plan;

Deferred Compensation Plan for Non-Employee Directors of ConocoPhillips;

Conoco Inc. 1998 Global Performance Sharing Plan;

1993 Burlington Resources Inc. Stock Incentive Plan;

Burlington Resources Inc. 1997 Employee Stock Incentive Plan;

Burlington Resources Inc. 2002 Stock Incentive Plan;

Burlington Resources Inc. 2000 Stock Option Plan for Non-Employee Directors;

Burlington Resources Inc. 1992 Stock Option Plan for Non-Employee Directors;

Louisiana Land and Exploration Company 1995 Stock Option Plan;

Louisiana Land and Exploration Company 1988 Long-Term Stock Incentive Plan;

Louisiana Land and Exploration Company Long-Term Stock Incentive Plan;

Employee Savings Plan for Eligible Employees of Burlington Resources Canada Ltd.;

Concho Resources Inc. 2019 Stock Incentive Plan;

Concho Resources Inc. 2015 Stock Incentive Plan

(Full title of the plans)

Kelly B. Rose

Senior Vice President, Legal, General Counsel and Corporate Secretary

ConocoPhillips

925 N. Eldridge Parkway

Houston, Texas 77079

(Name and address of agent for service)

(281) 293-1000

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES

These post-effective amendments (these “Post-Effective Amendments”) filed by ConocoPhillips, a Delaware corporation (the “Company”), withdraw and deregister all unsold or otherwise unissued securities issuable under the equity incentive plans referenced below (each a “Deregistered Plan” and, collectively, the “Deregistered Plans”), which were registered under the following Registration Statements on Form S-8 filed by the Company (each, a “Registration Statement,” and collectively, the “Registration Statements”) with the U.S. Securities and Exchange Commission (the “SEC”):

•	Shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), issuable under the following Deregistered Plans, which were registered on the Company’s Registration Statement on Form S-8 (File No. 333-98681), filed with the SEC on August 23, 2002 (as amended by Post-Effective Amendment No. 1 on Form S-8, filed with the SEC on June 4, 2004 and Post-Effective Amendment No. 2 on Form S-8, filed with the SEC on April 26, 2005) (as amended, the “August 2002 Form S-8”): (i) 1990 Stock Plan of Phillips Petroleum Company; (ii) Phillips Petroleum Company Stock Plan for Non-Employee Directors; (iii) Incentive Compensation Plan of Phillips Petroleum Company; (iv) 1986 Stock Plan of Phillips Petroleum Company; (v) ConocoPhillips Overseas Stock Savings Plan; (vi) ConocoPhillips Share Incentive Plan; (vii) Employee Share Allocation Scheme of Phillips Petroleum Company United Kingdom Limited; (viii) Conoco Inc. 2001 Global Performance Sharing Plan; (ix) Deferred Compensation Plan for Non-Employee Directors of ConocoPhillips; and (x) Conoco Inc. 1998 Global Performance Sharing Plan;

•	Shares of Common Stock issuable under the following Deregistered Plans, which were registered on Post-Effective Amendment No. 1 on Form S-8 to the Company’s Registration Statement on Form S-4 (File No. 333-130967), filed with the SEC on January 11, 2006 (as amended, the “January 2006 Form S-4”): (i) 1993 Burlington Resources Inc. Stock Incentive Plan; (ii) Burlington Resources Inc. 1997 Employee Stock Incentive Plan; (iii) Burlington Resources Inc. 2002 Stock Incentive Plan; (iv) Burlington Resources Inc. 2000 Stock Option Plan for Non-Employee Directors; (v) Burlington Resources Inc. 1992 Stock Option Plan for Non-Employee Directors; (vi) Louisiana Land and Exploration Company 1995 Stock Option Plan; (vii) Louisiana Land and Exploration Company 1988 Long-Term Stock Incentive Plan; (viii) Louisiana Land and Exploration Company Long-Term Stock Incentive Plan; and (ix) Employee Savings Plan for Eligible Employees of Burlington Resources Canada Ltd.;

•	Shares of Common Stock issuable under the following Deregistered Plan, which were registered on the Company’s Registration Statement on Form S-8 (File No. 333-133101), filed with the SEC on April 7, 2006 (the “April 2006 Form S-8”): the ConocoPhillips Overseas Stock Savings Plan; and

•	Shares of Common Stock issuable under the following Deregistered Plans, which were registered on Post-Effective Amendment No. 1 on Form S-8 to the Company’s Registration Statement on Form S-4 (File No. 333-250183), filed with the SEC on November 18, 2020 (as amended by Pre-Effective Amendment No. 1 on Form S-4, filed with the SEC on December 7, 2020) (as amended, the “November 2020 Form S-4”): (i) Concho Resources Inc. 2019 Stock Incentive Plan; and (ii) Concho Resources Inc. 2015 Stock Incentive Plan.

The Company is no longer offering securities under any of the Deregistered Plans. In May 2026, the Company’s board of directors authorized the deregistration of any unissued shares of Common Stock previously registered under the Registration Statements with respect to the Deregistered Plans. In accordance with the undertakings made by the Company in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities registered under the Registration Statements that remain unissued at the termination of the offerings, by filing these Post-Effective Amendments, the Company hereby removes from registration all securities registered but unsold or otherwise unissued under the Deregistered Plans included in the Registration Statements, if any, as of the date hereof, and the Registration Statements are hereby amended, as appropriate, to reflect the deregistration of such securities. After giving effect to these Post-Effective Amendments, there will be no remaining securities registered by the Company pursuant to the January 2006 Form S-4 or the November 2020 Form S-4. Any shares of Common Stock registered on (i) the April 2006 Form S-8 which are issuable under the ConocoPhillips Savings Plan, or (ii) the August 2002 Form S-8 which are issuable under the ConocoPhillips Savings Plan, the Omnibus Securities Plan of Phillips Petroleum Company, or the 2002 Omnibus Securities Plan of Phillips Petroleum Company will remain registered and be unaffected by these Post-Effective Amendments.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on June 30, 2026.

CONOCOPHILLIPS

By:	/s/ Kelly B. Rose
Name:	Kelly B. Rose
Title:	Senior Vice President, Legal, General Counsel and Corporate Secretary

* Pursuant to Rule 478 under the Securities Act of 1933, as amended, no other person is required to sign these Post-Effective Amendments.